                                                                      Exhibit 99




             First Midwest Bancorp, Inc. and SparBank Incorporated
                       Pro forma Statements of Condition
                                      and
                        Pro forma Statements of Income
                                  (unaudited)
                             for the periods ended
                              September 30, 1997
                    ($ in thousands except per share data)

                                  **********



On October 1, 1997, First Midwest Bancorp, Inc. consummated the acquisition of SparBank Incorporated. The acquisition was accounted for as a pooling of interests.

The accompanying financial information presents the statements of condition of First Midwest and SparBank on a stand alone basis as well as a pro forma basis as if the transition had been consummated on September 30, 1997, with all prior periods being re-stated.

                FIRST MIDWEST BANCORP, INC. AND SPARBANK, INC.
                 Proforma Consolidated Statements of Condition
                                  (Unaudited)
                              September 30, 1997
               (dollars in thousands, except for per share data)


                                                                      First
Assets                                                               Midwest        SparBank        Proforma
                                                                   -----------     ----------      -----------
Cash and short-term investments......................              $   158,169     $   17,770      $   175,939
Securities available for sale and held to maturity...                  820,809        150,438          971,247
Loans, net of unearned discount......................                2,080,729        258,334        2,339,063
  Reserve for loan losses............................                  (33,841)        (2,085)         (35,926)

Goodwill.............................................                   11,820              0           11,820
Mortgage servicing rights and other intangible assets                    9,259             37            9,296
Premises and equipment...............................                   51,385          8,702           60,087
Accrued interest receivable and other assets.........                   69,463          4,020           73,483
                                                                   -----------     ----------      -----------

    Total Assets.....................................              $ 3,167,793     $  437,216      $ 3,605,009
                                                                   ===========     ==========      ===========

Liabilities and Stockholders' Equity

Liabilities:

  Noninterest-bearing deposits.......................              $   395,146     $   47,061      $   442,207
  Interest-bearing deposits..........................                2,018,096        330,285        2,348,381
                                                                   -----------     ----------      -----------
    Total deposits...................................                2,413,242        377,346        2,790,588

  Short-term borrowings..............................                  427,143          3,511          430,654
  Accrued interest payable and other liabilities.....                   45,972          4,523           50,495
                                                                   -----------     ----------      -----------
    Total liabilities................................                2,886,357        385,380        3,271,737
                                                                   -----------     ----------      -----------

Total stockholders' equity ..........................                  281,436         51,836          333,272
                                                                   -----------     ----------      -----------

    Total Liabilities and Stockholders' Equity.......              $ 3,167,793     $  437,216      $ 3,605,009
                                                                   ===========     ==========      ===========

--------------------------------------------------------------------------------------------------------------

Book value per share (Proforma for SparBank).........              $     16.74     $    16.04      $     16.63
                                                                   ===========     ==========      ===========

Total shares outstanding (Proforma for SparBank) ....               16,814,105      3,230,764       20,044,869
                                                                   ===========     ==========      ===========

--------------------------------------------------------------------------------------------------------------

                                                                      First
Statement of Condition Ratios at Period End                          Midwest         SparBank        Proforma
-----------------------------------------------------                -------         --------        --------
Loans to assets......................................                 65.68%          59.09%          64.88%
Loans to deposits....................................                 86.22%          68.46%          83.82%
Earning assets to total assets.......................                 92.22%          95.32%          92.38%

Capital Ratios at Period End
-----------------------------------------------------
Tier 1 capital to risk-adjusted assets...............                 10.93%          20.97%          11.85%
Total capital to risk-adjusted assets................                 12.18%          21.82%          13.10%
Leverage ratio.......................................                  8.43%          11.67%           8.83%


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                FIRST MIDWEST BANCORP, INC. AND SPARBANK, INC.
                  Proforma Consolidated Statements of Income
                                  (Unaudited)
                       Quarter ended September 30, 1997
                 (dollars in thousands, except per share data)


                                                              First
                                                             Midwest    SparBank       Proforma
                                                           ----------- -----------    -----------
Total interest income...................................      $61,691       $7,721        $69,412

Total interest expense..................................       28,624        3,818         32,442
                                                           ----------   ----------     ----------
    Net interest income.................................       33,067        3,903         36,970

Provision for loan losses...............................        2,196           30          2,226
                                                           ----------   ----------     ----------
    Net interest income after
      provision for loan losses.........................       30,871        3,873         34,744
                                                           ----------   ----------     ----------
Noninterest income
------------------
Service charges on deposit accounts.....................        2,803           96          2,899
Trust and investment management fees....................        1,709          250          1,959
Other service charges, commissions and fees.............        1,441          254          1,695
Mortgage banking revenues...............................        1,407            0          1,407
Other income............................................          782          351          1,133
Security transactions, net..............................          616            2            618
                                                           ----------   ----------     ----------
        Total noninterest income........................        8,758          953          9,711
                                                           ----------   ----------     ----------
Noninterest expense
-------------------
Employee-related costs..................................       13,507        1,502         15,009
Occupancy and equipment.................................        3,518          384          3,902
Computer processing costs...............................        1,857          286          2,143
Advertising and promotions..............................          720           45            765
Professional services...................................        1,246          126          1,372
All other costs.........................................        4,264          181          4,445
                                                           ----------   ----------     ----------
        Total noninterest expense.......................       25,112        2,524         27,636
                                                           ----------   ----------     ----------
    Income before income tax expense....................       14,517        2,302         16,819
Income tax expense .....................................        4,964          539          5,503
                                                           ----------   ----------     ----------
    Net income..........................................       $9,553       $1,763        $11,316
                                                           ==========   ==========     ==========
    Net income per share (Proforma for SparBank)........        $0.57        $0.55          $0.57
                                                           ==========   ==========     ==========

Weighted avg shares outstanding (Proforma for SparBank).   16,759,306    3,230,764     19,990,070
                                                           ==========   ==========     ==========

--------------------------------------------------------------------------------

                                                              First
Performance Ratios                                           Midwest    SparBank       Proforma
---------------------------------------------------------------------- -----------    -----------
Return on average assets ...............................      1.20%       1.60%          1.25%

Return on average stockholders' equity .................     13.74%      13.33%         13.67%

Net interest margin - tax equivalent....................      4.59%       4.55%          4.59%

Efficiency ratio .......................................     59.21%      44.12%         57.41%

                FIRST MIDWEST BANCORP, INC. AND SPARBANK, INC.
                  Proforma Consolidated Statements of Income
                                  (Unaudited)
                     Nine Months Ended September 30, 1997
                 (dollars in thousands, except per share data)

                                                                First
                                                               Midwest        SparBank        Proforma
                                                              ----------     ----------      ----------
Total interest income....................................       $178,060        $23,303        $201,363
Total interest expense...................................         81,673         11,436          93,109
                                                              ----------     ----------      ----------
    Net interest income..................................         96,387         11,867         108,254
Provision for loan losses................................          5,466             90           5,556
                                                              ----------     ----------      ----------
    Net interest income after
      provision for loan losses..........................         90,921         11,777         102,698
                                                              ----------     ----------      ----------
Noninterest income
------------------
Service charges on deposit accounts......................          8,172            382           8,554
Trust and investment management fees.....................          5,072            578           5,650
Other service charges, commissions and fees..............          4,575            688           5,263
Mortgage banking revenues................................          3,863              0           3,863
Other income.............................................          2,487            896           3,383
Security transactions, net...............................            829              2             831
                                                              ----------     ----------      ----------
       Total noninterest income..........................         24,998          2,546          27,544
                                                              ----------     ----------      ----------
Noninterest expense
-------------------
Employee-related costs...................................         38,645          4,568          43,213
Occupancy and equipment..................................         10,431          1,165          11,596
Computer processing costs................................          5,272            866           6,138
Advertising and promotions...............................          2,377            139           2,516
Professional services....................................          3,913            473           4,386
All other costs..........................................         13,298            635          13,933
                                                              ----------     ----------      ----------
       Total noninterest expense.........................         73,936          7,846          81,782
                                                              ----------     ----------      ----------
    Income before income tax expense.....................         41,983          6,477          48,460
Income tax expense ......................................         14,702          1,580          16,282
                                                              ----------     ----------      ----------
    Net income...........................................        $27,281         $4,897         $32,178
                                                              ==========     ==========      ==========
    Net income per share (Proforma for SparBank).........          $1.63          $1.52           $1.61
                                                              ==========     ==========      ==========
Weighted avg shares outstanding (Proforma for SparBank)..     16,729,733      3,230,764      19,960,497
                                                              ==========     ==========      ==========
-------------------------------------------------------------------------------------------------------

                                                                First
Performance Ratios                                             Midwest        SparBank        Proforma
-----------------------------------------------------------------------       --------        --------
Return on average assets ................................       1.19%           1.47%           1.23%
Return on average stockholders' equity ..................      13.72%          12.66%          13.55%
Net interest margin - tax equivalent.....................       4.62%           4.42%           4.51%
Efficiency ratio ........................................      59.67%          47.35%          59.11%